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                                 EXHIBIT 10.37
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                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement" is entered by RENTON JOINT VENTURE. a Washington Joint Venture ("Seller") and SUNSTONE HOTEL INVESTORS L.P, a Delaware limited partnership ("Purchaser"). Seller and Purchaser are sometimes Collectively referred to as the "Parties", or Individually as a "Party".

         Section 1. Contract

         Seller agrees to sell and convey the Property (hereinafter defined) to Purchaser, and Purchaser agrees to purchase the Property from Seller, pursuant to the terms of this Agreement.

         Section 2. Property.

         (a) Except as provided in subsection (c) of this Section 2 to the contrary, the real and personal property which is the subject of this Agreement is described as follows:

                          (i) the parcel of land (the "Land") situated in King County, Washington, described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all appurtenant easements and all improvements (the "Improvements") located on the Land, including, without limitation, that certain full services interior corridor commercial hotel consisting of two guest room towers, one six-story building and one three-story building containing 188 guest rooms, restaurant, lounge, meeting space, swimming pool and whirlpool (the "Hotel"), located on the Land, commonly referred to as the "Holiday Inn" located in Renton, Washington;

                          (ii) all of the tangible personal property and fixtures attached to or used in connection with the ownership, maintenance or operation of the Hotel including furniture, fixtures, computers, machinery, signage, equipment (specifically including any equipment currently leased which Seller shall be required to acquire) not less than a customary amount of linen terry, opened inventory, all vehicles used in the operation of the Hotel, and supply and consumable open inventory, and all other names and intangible property used at or in connection with the Hotel (the "Personalty");

                          (iii) all (A) leases and other agreements demising space in the Hotel (the "Leases"); (B) rents, if any, actually received by Seller which are allocable to any period of time after the Closing Date, as hereinafter defined (the "Rents"); (C) security, damage and other deposits, if any, from existing tenants ("Tenants") (the "Deposits"); and





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                (iv)  to the extent assignable, all of Seller's right, title and interest in and to (A) subject to the provision of Sections 34 and 30(c) below, any contracts, including, without limitation, maintenance, service, supply, leasing and utility service contracts, and franchises, but expressly excluding contracts of insurance (other than as provided in Section 13(d)(ii) herein), to the extent the same are assumed by Purchaser (except as set forth in Section 34 below); (B) all warranties, indemnities and guaranties thereunder [items (A) and (B) are herein collectively called the "Contracts"]; (C) to the extent the same are assignable, certificates of occupancy, permits, licenses and similar documents relating to the Land, the Improvements or the Hotel; to the extent assumed by Purchaser (D) telephone numbers and directory listings of or relating to the Hotel; (E) to the extent the same are in Seller's possession, but without any representations or warranties as to the accuracy or completeness thereof, all plans, specifications, drawings, engineering, environmental and other technical reports, tradenames, goodwill, [items (C), (D) and (E) are herein collectively called the "Related Documents"].

        (b) The Land, the Improvements, the Hotel, the Personalty, the Leases, the Rents, the Deposits, the Contracts and the Related Documents which are to be transferred to Purchaser at the Closing (hereafter defined) are herein collectively called the "Property".

        (c) Notwithstanding any other provisions of this Agreement to the contrary, the following properties, rights and interests are excluded from the
Property: (i) all uncollected credit card charges and all reserves for furniture, fixtures, equipment or for any other purposes, whether maintained on or off the Property, by or on behalf of Seller with respect to the Property;
(ii) inventory, equipment and other property owned by tenants; (iii) all deposits, cash on hand, house bank accounts or cash in any bank accounts of Seller as of Closing; (iv) the existing management agreement for the Hotel; and
(v) all accounts receivable due to Seller as of the Closing (said properties, rights and interests described in this Section 2(c) are herein called the "Excluded Properties").

        (d) Purchaser is not assuming any of Seller's accounts payable nor any of Seller's payroll obligations or payroll-related costs with respect to the Property arising prior to the Closing.

        Section 3.  Title Company; Delivery Date; Effective Date.

        This Agreement shall not be effective with respect to either Party unless it has been duly executed by both parties and, together with the Earnest Money (hereafter defined), delivered to Fidelity National Title Insurance Company, 17911 VonKarmon, Suite 540, Irvine, California 92714 Attention: Patty Beverly (the "Title Company"). If Purchaser does not deliver to the Title Company the Earnest Money (hereinafter defined), prior to 5:00 p.m. on the second day following delivery of a fully executed copy of this Agreement by Seller to the Title Company (the "Delivery Date"), this Agreement automatically shall terminate and neither Party shall have any further right or obligation hereunder. The "Effective Date" of this Agreement shall be the date on which the Title Company acknowledges receipt of this Agreement and the Earnest Money.

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        Section 4.  Purchase Price; Earnest Money; Independent Contract
Consideration.

        (a)     The purchase price (the "Purchase Price") of the Property is
(i) $8,150,000,000.00 plus the actual cost to Seller of all unopened inventories of food, beverage, and housekeeping inventory items up to a two month supply thereof, located at the Hotel as of the Closing Date subject to the credits and adjustments set forth in this Agreement. Purchaser agrees to pay the Purchase Price at the Closing by cash, wire transfer or other immediately available funds. The Purchase Price shall be allocated among the Property assets as Purchaser and Seller mutually agree. Purchaser shall cooperate fully with Seller on such allocation for purposes of establishing any transfer tax associated with this transaction.

        (b) Prior to 5:00 p.m. on the Delivery Date, Purchaser shall pay to the Title Company, in current funds the sum of $150,000 as earnest money (along with any other amounts delivered to the Title Company as provided herein, the "Earnest Money"). Upon Purchaser furnishing the Title Company with all required information, the Title Company shall invest the Earnest Money in one or more short-term investments reasonably acceptable to Purchaser. All interest earned thereon shall be credited to Purchaser. Any investment into which the Earnest Money is invested must permit the Title Company to withdraw all of the Earnest Money immediately without penalty or prior notice. At the Closing, the Earnest Money, at Purchaser's election, may be applied to the Purchase Price.

        (c) Prior to 5:00 p.m. on the Delivery Date, Purchaser shall pay to Seller, by check, the sum of $10.00 (the "Independent Contract Consideration") as consideration for Seller's entering into this Agreement. The Independent Contract Consideration (i) is in addition to and independent of any other consideration or payment provided for in this Agreement, (ii) is wholly earned by Seller upon Seller's execution of this Agreement, (iii) is not refundable, and (iv) shall be retained by Seller notwithstanding any other provisions of this Agreement.

        Section 5.  Title Commitment; Survey Documents for Review.

        (a) Promptly after the Effective Date, Seller will use its best efforts to provide or otherwise make available to Purchaser the items set forth on Exhibit "E" attached hereto and made a part hereof for all purposes (to the extent listed as a Seller obligation therein).

        (b) Purchaser has received a preliminary title report for the Real property and Improvements related to each Hotel (each a "Title Report" or collectively the "Title Reports"), together with copies of all underlying title documentation which are referred to as exceptions in said Title Reports and copies of all recorded deeds to current owners of all land which adjoins each Hotel. Purchaser has ordered and anticipates receiving the Survey on or before May 28, 1996. Purchaser shall have until expiration of the Inspection Period (as defined herein) within which to notify Seller and Title Company of any objections to any matter shown on each of the Title Report and Survey. Purchaser shall use its best efforts to notify Seller of any objections on or before May 30, 1996. Except as otherwise provided herein, Purchaser's failure to so notify Seller and Title Company within the Inspection Period shall constitute approval of all matters contained therein. If Purchaser disapproves of any survey or title matter, Seller shall have until the expiration of the




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Closing Date to cure any such disapproved matter.  If after use of its best efforts (without cost to Seller), Seller fails to cure any disapproved title matter from the Title Report or Survey on or before Closing, Purchaser may terminate its obligation to purchase the Property and Earnest Money together with all interest earned thereon shall be refunded to Purchaser, less Purchaser's share of fees and costs.

        Section 6. The Inspection Period: Purchaser's Evaluation of the Property, Audit.

         (a) Purchaser shall have until 5:00 p.m. (Pacific Time Zone) on June 7, 1996, the "Inspection Period") in which to review and inspect the Property and to determine whether the Property is suitable for Purchaser's needs. In connection therewith, Purchaser and its accountants shall have the right to inspect and conduct an audit of the Property's books and records for the two most recent full fiscal years and the most recent partial fiscal year as of April 30, 1996. Any entry unto the Property by Purchaser or Purchaser's agents shall be subject to 24 hour advance notice to Seller, and in all such entries, Purchaser or its agents shall be accompanied by a representative of Seller. Any tests or other work performed on the Property shall not interfere with Seller's use of the Property, shall not require the closing of any access route to the Property and shall not violate any applicable federal, state or local laws. Purchaser shall pay for all labor performed on the Property and for all materials provided to the Property in connection with any tests and other work done on the Property by Purchaser. All inspections, tests and studies shall be conducted in a manner that will not damage any of the Property and that will minimize disruption and disturbance of tenants and of the on-going operations of the Hotel. Purchaser hereby indemnifies Seller its agents, partners and employees and agrees to hold Seller, its agents, partners and employees harmless from and against any loss, damage, claim, cost or liability, including attorney's fees, that Seller, its agents, partners or employees may incur or become subject to as a result of the actions and activities on the Property of Purchaser or Purchaser's employees, contractors, subcontractors, representatives or agents, other than claims resulting from the acts of Seller or its agents, employees or contractors. This indemnity and Purchaser's other obligations under this Section 6 shall survive the Closing or termination of this Agreement and shall not be subject to any limitation or liquidation of damages set forth herein.

         (b) If Purchaser determines that the Property is not suitable for Purchaser's needs, Purchaser may terminate this Agreement by delivering to Seller a written termination notice by no later than 5:00 p.m. (Pacific Time
Zone) on the final day of the Inspection Period, in which event this Agreement shall thereupon be terminated, whereupon neither Party shall have any further rights, duties or obligations hereunder, except as otherwise specifically stated in this Agreement, and Title Company shall distribute the Earnest Money as provided in Section 29 below. If Purchaser terminates this Contract as herein provided, at no cost or expense to Seller, Purchaser shall promptly deliver to Seller all documents and materials (and all copies thereof) supplied by Seller, including, but not limited to, all financial information, and all other documents, audits, reports or studies of the results of any tests and investigations relating to the Property, and Purchaser shall not keep any copies thereof. If the sale of the Property is not consummated, Purchaser shall restore, or cause to be restored, the Property to the condition thereof as existed prior to any entry by Purchaser, its agents, employees, contractors or representatives, to the extent any change in condition resulted from Purchaser's inspections or studies. The provisions of this Section


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6(b) shall survive the termination of this Agreement. The failure of Purchaser to give such written termination notice to Seller by the end of the Inspection Period shall be deemed Purchaser's waiver of the right to terminate this Contract under this Section 6(b).

        (c)     If Purchaser does not terminate this Agreement pursuant to
Section 6(b) above, the Contracts, Leases and Related Documents made available to Purchaser as provided in Section 6(a) above shall be the Contracts, the Leases and the Related Documents identified in the Bill of Sale (hereinafter defined) and the Assignment (hereinafter defined).

        Section 7. Condition of the Property.

        Seller represents to Purchaser that to the best of Sellers knowledge, information and belief, the Property is in moderately good condition taking into consideration the age of the Improvements, and Seller is not aware of any material patent or latent defects in the Improvements. Purchaser is aware of the core modernization program currently in place with respect to the Property required by Holiday Inn Hotels, and Purchaser shall be responsible for all costs and expenses related to such modernization. Wherever used herein, "To the best of Seller's knowledge, information and belief" shall be limited to the knowledge, information and belief of the existing general manager of the Property and the existing regional operations manager for Seller. Purchaser acknowledges that, except for any express warranty and representation contained in this Agreement, Purchaser is not relying on any written, oral, implied or other representations, statements or warranties by Seller or any agent of Seller or any real estate broker or salesman. All previous written, oral, implied or other statements, representations, warranties or agreements, if any, are merged herein. Except as expressly set forth herein, Seller shall have no liability to Purchaser, and Purchaser releases Seller from any liability (including, but not limited to, contractual and/or statutory actions for contribution or indemnity), for, concerning or regarding (i) the nature and condition of the Property, including, but not limited to, the suitability thereof for any activity or use,
(ii) any improvements or substances located thereon; (iii) the compliance of the Property with any laws, rules, ordinances or regulations of any government or other body, (iv) the suitability, habitability, merchantability or fitness of the Property for Purchaser's planned use of the Property or (v) the existence of any hazardous substance in, on or about the Property resulting from acts occurring following Closing.

        Section 8. Closing.

        (a) The consummation of the transaction contemplated in this Agreement (the "Closing") shall occur on July 1, 1996, unless an earlier date is mutually acceptable to the Parties (the "Closing Date"), the parties anticipate closing via mail services, provided however, if such a closing can not be completed by the Closing Date, then the Closing shall be at the offices of Lane Powell Spears Lubersky in Seattle, Washington, or as otherwise agreed upon by the parties.

        (b) Provided Purchaser contemporaneously performs all of Purchaser's obligations set forth in Sections 8(c) and 8(d) hereof, at the Closing (except as otherwise specifically provided below), Seller shall deliver or cause to be delivered to Purchaser through the Title Company each of the following:


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                (i)     a statutory warranty deed (the "Deed") covering the Lane
        and the Improvements and subject only to the Permitted Exceptions, executed and acknowledged by Seller, in the form set forth on Exhibit
        "B" attached hereto and made a part hereof for all purposes together with a real estate excise tax affidavit executed by Seller and Purchaser;

                (ii) Bills of Sale (the "Bills of Sale") covering the Personalty, executed by Seller in favor of Purchaser and (with respect to the Inventory) Purchaser's Lessee, Sunstone Hotel Properties Inc., in the forms set forth on Exhibit "C" attached hereto and made a part hereof for all purposes;

                (iii) an Assignment and Assumption of Contracts, covering the Leases, Contracts and Related Documents, executed by Seller and to be executed by Purchaser, in the form set forth on Exhibit "D" attached hereto and made a part hereof for all purposes;

                (iv) subject to Section 8(d) below, Standard Coverage Owner and Mortgage Policies of Title Insurance (the "Owner Policy") in form approved by Purchaser and Bank One, Arizona, N.A. in the amount of the portion of the Purchase Price allocable to the Land and the Improvements as reasonably determined by the Parties, dated no earlier than the Closing Date, issued to Purchaser and Mortgagee by Title Company within a reasonable length of time after the Closing, insuring that Purchaser is the owner of fee simple title to the Land and the Improvements Mortgagee has a first and prior lien, affirmatively insuring roadway access to public streets and insuring any appurtenant easements to the Property, subject only to the Permitted Exceptions, and to all printed exceptions agreed upon during the Inspection Period; provided, however, cost of the basis ALTA Owner and Mortgagee Policies shall be split equally between Purchaser and Seller; provided further, Purchaser shall pay the premium associated with all affirmative insurance and endorsements.

                (v) a duly executed Non-Foreign Certification in the form prescribed by Section 1445 of the Internal Revenue Code;

                (vi) to the extent in Seller's possession, originals of all Leases, Contracts and Related Documents;

                (vii) to the extent in Seller's possession, keys to all locks on the Property; and

                (viii) documentation reasonably satisfactory to the Title Company and Purchaser establishing that the person or persons executing this Agreement and all other documents with respect to the transaction contemplated by this Agreement on behalf of Seller has or have full authority to do so.

        (c) Purchaser, on the Closing Date, shall execute, acknowledge (when the form of the document so provides) and deliver to Seller through the Title Company, the documents described in Section 8(b)(iii) and each of the following:


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                 (i)      the Purchase Price (subject to the credits and
         adjustments provided in this Agreement), plus the amount due for up to a two month supply of all unopened inventories of food, beverage, housekeeping items, tableware, linens and other consumable and nonconsumable inventory items located at the Hotel as of the Closing Date, that are in reasonably good condition and which are being used in the Hotel on a day-to-day basis, and such additional amounts, if any, as may be necessary to pay Purchaser's Closing costs as set forth in Section 8(d) hereof, delivered to the Title Company by wire transfer, and

                 (ii) evidence reasonably satisfactory to Seller and the Title Company that the person or persons executing this Agreement and any documents with respect to the transaction contemplated by this Agreement as or on behalf of Purchaser has or have full authority to do so;

                 (d) Purchaser shall pay each and all of the following Closing costs:

                 (i) Purchasers attorneys' fees incurred in drafting and negotiating this Agreement and in closing the transaction contemplated in this Agreement;

                 (ii) all costs incurred by Purchaser in performing Purchaser's review and inspections of the Property;

                 (iii) Purchaser's proportionate share of the expense items prorated pursuant to Section 9 hereof;

                 (iv) the 1/2 of the cost of the premium for the basic ALTA Owner's and Mortgagee Title policies and all costs of the premiums for any affirmative insurance or endorsements thereto:

                 (v) unless otherwise expressly provided herein, all other fees, costs and expenses customarily paid by a purchaser of improved real property in the county where the Hotel is located;

                 (vi) all sales and use tax with respect to all or any portion of the Property; and

                 (vii)    one-half of any escrow fee of the Title Company.

         (e) Seller shall pay all costs specified in this Agreement to be paid by Seller and each and all of the following costs:

                 (i) Seller's attorneys' fees incurred in drafting and negotiating this Agreement and in closing the transaction contemplated in this Agreement; .

                 (ii) one-half of the premium for the issuance of the basic ALTA Owner and Mortgagee Policies;





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                 (iii)    one-half of any escrow fee of the Title Company.

                 (iv)     filing and recording fees for the Deed;

                 (v) Seller's proportionate sham of the expense items prorated pursuant to Section 2 hereof; and

                 (vi) unless otherwise expressly provided herein, all other fees, costs and expenses customarily paid by a seller of improved real property in the county where the Hotel is located.

         (f) Upon completion of the Closing, subject to the rights of tenants and others using the Hotel facilities in the ordinary course of business, Purchaser shall have the right to possession of the Property, subject to the Permitted Exceptions.

         (g) Seller shall indemnify and hold Purchaser harmless from any expense (including attorney's fees and costs), claim, action or award in favor of or to the benefit of any employee or manager relating to employment matters or events arising or occurring prior to the Closing Date. The provisions of this Article shall survive the Closing Date and shall continue until either obligations to employees are paid in full or the final disposition of any action to enforce these obligations has been completed.

         (h) Purchaser shall not assume any employment relationship or obligation between Seller and its employees with respect to any Hotel. Seller will terminate all employees of the Hotels as of Closing and shall have paid as of the Closing all compensation and other benefits due such employees, including accrued vacation and sick pay. Purchaser may hire any or all of Seller's employees upon such terms as Purchaser elects. All obligations of Seller to any employees of the Hotels shall remain obligations of Seller.

Purchaser agrees to indemnify Seller against liability with respect to the following matters, to the extent, but only to the extent, the same occur on or after the Closing Date and Seller agrees to indemnify Purchaser against liability with respect to the following matters, to the extent, but only to the extent the same occurred prior to the Closing Date; (i) physical damage to property (other than the Property) occurring at the Hotel, (ii) personal injuries suffered at the Property; (iii) the cost of work or services ordered by Purchaser, performed at or in connection with the Property, (iv) the costs of goods ordered by Purchaser, delivered to the Property, and (v) liability under the Contracts and the Leases.

         Section 9.  Prorations

         (a) Except as otherwise provided in this Section 9, at the Closing, all items customarily prorated in the sale of a hotel business, including without limitation, rents, banquet and catering fees, music and entertainment expenses, telephone service, permit fees, expenses under Contracts assumed by Purchaser, maintenance fees and assessments, standby fees and ad valorem taxes for the current year [based on the most recent tax statement(s) for the Property, adjusted for the most





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current tax rates and assessed value], payroll, and utility services being continued to the Property, shall be prorated as of 12:01 a.m. on the Closing Date, subject to the provisions of Section 9(f) below. Seller shall be charged for and credited with all prorated items up to 12:01 a.m. on the Closing Date. In the event any amount to be prorated is unknown at the Closing, Purchaser and Seller shall make best estimate of the amount, and such estimated shall be used at the Closing.

        (b) Standby fees, ad valorem taxes, maintenance fees and assessments with respect to the Property for the year in which the Closing occurs shall be prorated and assumed by Purchaser, and Purchaser hereby agrees to pay the same and to indemnify Seller from all liability therefor. Seller shall pay all such items as of 12:01 a.m. on the Closing Date and Purchaser shall assume responsibility for payment of such items which accrue from and after 12:01 a.m. on the Closing Date.

        (c) Premiums for hazard, liability and any other insurance will not be prorated, and Seller will terminate Seller's insurance coverage with respect to the Property on the Closing Date. Purchaser is solely responsible for obtaining Purchaser's own insurance coverage.

        (d) Purchaser shall be solely responsible to make arrangements for continuation of existing utility services to the Property after 12:01 a.m. on the Closing Date. Upon request by Purchaser, the amount of any deposits held by utilities will be assigned by Seller to Purchaser at Closing, provided that Purchaser shall reimburse Seller at Closing for such amounts, and provided further that the holders of such deposits shall have consented in writing to the assignment and have agreed tin writing to refund the deposits to or apply the deposits on behalf of Purchaser.

        (e) Unearned, prepaid deposits with respect to the use of the Improvements on or after the Closing Date (including advance payment in the form of gift certificates) shall be delivered to Purchaser at the Closing in the form of a credit against the Purchaser Price.

        (f) Seller shall receive one-half of all room rents for the night immediately preceding the Closing Date, and Purchaser shall receive the other half of such room rents, and all room rents for the night beginning on the Closing Date.

        (g) Trade association dues, travel agency commissions, prepaid advertising expenses, trade subscriptions, publication subscriptions, commissions of credit referral organizations and similar expenses shall be prorated as of 12:01 a.m. on the Closing Date.


        (h) Charges and revenues with respect to washing machine and/or vending machine contracts and video games shall be adjusted as of 12:01 a.m. on the Closing Date. For the account of Seller, coins shall be removed from all laundry and vending equipment owned or leased by Seller as of 12:01 a.m. on the Closing Date.

        (i) All other customary unbilled expenses as of 12:01 a.m. on the Closing Date, and expenses prepaid in the ordinary course of business by Seller for periods after the Closing Date, which arise out of the existence, use, ownership, occupancy, operation and/or maintenance of the Property in the normal course of business shall be prorated between the Parties as of 12:01 a.m. on the Closing Date. At Seller's request, Purchaser shall assist Seller in the collection of any accounts receivable as of Closing. In the event that Purchaser assists Seller in the collection of accounts


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receivable, Purchaser shall remit to Seller by wire transfer, and account for all receipts collected for and on behalf of Seller on a weekly basis for the first 30 days following Closing, and on a bi-weekly basis thereafter. Seller shall remit to Purchaser any amounts it receives that is properly payable to Purchaser. Any amounts received from an account debtor shall be applied to the oldest receivable first.

         The Parties agree to use the best information available on the Closing Date to prorate all items of income and expense hereunder and such estimates shall be final.

         Section 10.  Notices.

         Whenever any notice (a "Notice") is to be given pursuant to the provisions of this Agreement, such Notice must be in writing. If the Notice is sent by telecopier, it must be properly addressed, reflecting the telecopier telephone number of the addressee(s), and must be transmitted by a telecopier which produces a dated message completed confirmation. If the Notice is sent by other than telecopier, the Notice must be enclosed in a scaled wrapper, properly addressed and either (i) delivered to and receipted for by a messenger or overnight delivery service, with instructions for delivery on the same day or the next day which is not a Saturday, Sunday or legal holiday, or (ii) deposited with the domestic mail service of the United States Postal Service at a post office or official depository under the care and custody of the United States Postal Service with sufficient postage prepaid, sent by United States registered or certified mail, return receipt requested. The addresses and telecopier telephone numbers to which any Notice is to be sent are as follows:

         If to Seller, to:        Renton Joint Venture
                                  7551 Westminster Highway
                                  Richmond B.C. Canada
                                  V6X lA3
                                  Attn: Mehdi Khimji
                                  Telephone number:   (604) 273-4336
                                  Telecopier number:  (604) 273-3302

         with a copy to:          Hughes & Luce, L.L.P.
                                  1717 Main Street, Suite 2800
                                  Dallas, Texas 75201
                                  Attn: Michael J. Dalton
                                  Telephone number:   (214) 939-5500
                                  Telecopier number:  (214) 939-6100





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
         if to Purchaser, to:     Sunstone Hotel Investors, L.P.
                                  115 Calle de Industrias
                                  Suite 201
                                  San Clemente, California 92672
                                  Attn: David R. Kinkade
                                  Telephone number:   (714)-569-8984
                                  Telecopier number:  (714) 361-4157

         with a copy to:          Brobeck Phleger & Harrisson
                                  4675 MacArthur Court
                                  Newport Beach, CA 92660-1936
                                  Attn: R. Terrence Crowley
                                  Telephone number:  (714) 752-7535
                                  Telecopier number: (714) 752-7522

or to such other telecopier number or address within the continental United States as any addressee(s) shall specify in writing, which change of telecopier or telephone number or address, in order to be effective, must actually have been received not fewer than ten days prior to the giving of any such Notice. Any Notice sent by telecopier shall be timely given if transmitted by telecopier on the date the Notice is to be given; any Notice sent by messenger or overnight delivery service shall be timely given if receipted for by such messenger or overnight delivery service on the date the Notice is to be given; any Notice sent by mail shall be timely given if deposited with the domestic mail service of the United States Postal Service on or before 5:00 p.m. of the date the Notice is to be given. Any notice given other than as set forth above shall be effective from and after the date actually received by an addressee, however addressed or delivered.

         Section 11. Assignment: Binding Effect: No Third Party Beneficiary.

         (a) This Agreement may not be assigned by Purchaser without the prior written consent of Seller except to an entity wholly owned by Purchaser. No such assignment shall be effective unless such assignee signs an assumption agreement reasonably acceptable to Seller. No such assignment shall release Sunstone Hotel Investors, L.P. for the obligations of Purchaser under this Agreement. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns.

         (b) Except for the Parties and their respective successors and permitted assigns, no person or entity has any rights or benefits under this Agreement and no person or entity is a third party beneficiary of this Agreement.

         Section 12.  Remedies.

         (a) If Purchaser does not purchase the Property at the Closing for any reason other than the prior termination of this Agreement as specifically allowed herein or the existence of a default by Seller hereunder; or in the event of any other default by Purchaser hereunder, then, at such time or at any time thereafter, Seller shall, as its sole and exclusive remedies, be entitled to terminate this

Agreement by notifying Purchaser in writing thereof, in which event neither Party shall have any further rights, duties or obligations hereunder, except as otherwise specifically provided herein, and the Earnest Money shall be delivered to Seller as reasonable, agreed liquidated damages for such default or occurrence, which amount the Parties agree is not intended as a penalty. Seller and Purchaser agree that the Earnest Money is a good faith estimate of actual damages under the circumstances, as Seller's actual damages in such circumstances would be difficult or impossible to ascertain.

        (b) If Seller fails to perform any of Seller's obligations hereunder for any reason other than (i) Purchaser's failure to tender performance of Purchaser's obligations hereunder, or (ii) the prior permitted termination hereof, then on or prior to the Closing Date, but not thereafter, Purchaser, as its sole and exclusive remedies, shall elect to either (A) terminate this Agreement by delivering a written termination notice to Seller; or (B) enforce specific performance hereof. If Purchaser terminates this Agreement, the Earnest Money shall be returned to Purchaser, and neither Party shall have any further rights or obligations under this Agreement except as otherwise specifically provided herein. In the event, pursuant to the terms of this Agreement, Purchaser is entitled to enforce specific performance of Seller's obligations under this Agreement, any lawsuit for specific performance must be filed within two years after the Closing Date or Purchaser shall be deemed to have irrevocably waived such remedy, this Agreement shall automatically terminate and neither party shall have any further rights or obligations under this Agreement except as expressly provided herein.

        Section 13.  Damage or Destruction prior to Closing.

        (a) The risk of loss or damage to the Improvements and the Personalty until the Closing will be borne as set forth in this Section 13. Thereafter, Purchaser shall bear the risk of loss.

        (b) Any loss, damage or destruction to the Improvements or the Personalty after the Effective Date and prior to the Closing Date shall be a "Casualty". A Casualty shall be deemed "substantial" if the cost of restoring, replacing and/or repairing such Improvements and/or Personalty exceeds $500,000.00. Seller shall notify Purchaser promptly of the occurrence of any Casualty at the Property.

        (c) In the event of a Casualty which is not "substantial", at Seller's sole option and with prior written notice to Purchaser, Seller may (i) before the Closing, repair the Casualty, in which event Seller shall cause the Improvements and/or Personalty to be restored to substantially the condition in which they existed immediately prior to the Casualty, and Seller shall be entitled, but not obligated, in Seller's sole discretion, to postpone the Closing Date for up to 30 days upon written notice of such postponement to Purchaser, which notice shall specify a new Closing Date (and thereafter all references in this Agreement to "Closing" and to "Closing Date" shall refer to the date set forth in seller's notice to Purchaser); or (ii) without repairing the Casualty, assign to Purchaser all hazard insurance proceeds payable with respect to such Casualty provided such proceeds are sufficient to repair the Property to substantially the condition in which it existed immediately prior to the Casualty, with the Closing to occur as scheduled herein. In the event that Seller chooses (i) above, and the restoration is not substantially complete within such extended closing period, Purchaser shall have, the right to terminate this Agreement and receive a return of its Earnest Money.

         (d) In the event of a Casualty which is "substantial", Purchaser, on or before the earlier of the Closing Date or five business days of notification by Seller, shall elect to either (i) terminate this Agreement, or
(ii) Purchase the Property on the Closing Date in its then current condition, without any reduction in the Purchase Price and accept an assignment of all hazard insurance proceeds payable with respect to such Casualty (up to the amount of the Purchase Price). If Purchaser terminates this Agreement under this Section, Purchaser shall receive the Earnest Money and neither Party shall have any further rights or obligations under this Agreement except as otherwise specifically provided in this Agreement

         Section 14.  Condemnation Prior to Closing.

         In the event a proceeding is instituted prior to Closing affecting all or any material portion of the Property, Purchaser shall elect to (a) terminate this Agreement on or before the Closing Date, or (b) purchase the Property on the Closing Date subject to such proceeding in its then current condition, without any reduction in the Purchase Price, and accept an assignment in and to all awards, damages and compensation payable to Seller on account of such condemnation. Purchaser shall be deemed to have elected alternative (b) unless Purchaser delivers to Seller a written termination notice by the earlier of ten days after Seller gives Purchaser notice of the condemnation proceeding or the Closing Date. If Purchaser terminates this Agreement under this Section, neither Party shall have any further rights or obligations under this Agreement except as otherwise specifically provided in this Agreement. In the event a condemnation proceeding is instituted prior to Closing that does not affect a material portion of the Property, the Closing shall occur as scheduled without a reduction in the Purchase Price, but Purchaser may be entitled to receive the condemnation proceeds at or after Closing.

         Section 15.  Indemnity by a Party.

         When one Party agrees to indemnify the other Party in this Agreement, at the sole cost and expense of the indemnifying Party, the indemnifying Party agrees to indemnify, keep indemnified, defend and hold the indemnified Party harmless from and against any and all claim, demands, actions, causes of action, damages, losses, liabilities, fees (including attorneys' fees), costs (including costs of court) and expenses in any way or manner whatsoever attributable to any action, conduct, omission or failure to act by the indemnifying Party or any employee, agent, attorney, officer, director, independent contractor, licensee, invitee or any other person or entity whatsoever acting on behalf of the indemnifying Party, with respect to the matter(s) being indemnified against.
The Party who is being indemnified shall provide prompt notice to the indemnifying Party of any claim or occurrence that could be covered by the indemnity, shall reasonably cooperate with the indemnifying Party in the defense against such claim and shall not take any action that would adversely affect the defense against such claim without the prior written consent of the indemnifying Party.

        Section 16.     Entire Agreement.

        This Agreement contains the entire agreement between the Parties concerning the Property. This Agreement supersedes all prior and contemporaneous oral and written representations, warranties, covenants and agreements by or between the Parties with respect to the Property.

        Section 17.     Attorneys' Fees.

        If either Party employs an attorney to enforce or protect such Party's interests arising under this Agreement or any other document executed by such Party in connection herewith, the non-prevailing Party in any such action, the finality of which is not legally contestable, agrees to pay to the prevailing Party all reasonable attorneys' fees incurred by the prevailing Party in connection therewith.

        Section 18.     Time is of the Essence.

        Time is of the essence in the performance of each Party's respective obligations hereunder.

        Section 19.     Saturday, Sunday and Legal Holidays; Times.

        If any date for the performance of any matter under this Agreement (including the date for the giving of a Notice and the date on which any Notice is deemed to have been received) falls on a Saturday, Sunday or legal holiday observed by national banks in Seattle, Washington, then such date shall be extended to the next calendar day that is not a Saturday, Sunday or such national bank holiday. All references herein to a particular time on a particular date refer to the local time (daylight or standard) in Pacific Time Zone.

        Section 20.     Presumption Concerning Interpretation and Construction.

        The Parties and their respective counsel have reviewed and participated in the drafting of the final form of this Agreement. Accordingly, in the event of any conflict or ambiguity in the provisions of this Agreement, there shall be no presumption in favor of either Party with respect to the interpretation or construction hereof.

        Section 21.     Section Headings.

        The headings of the various Sections in this Agreement are for the convenience of the Parties and do not alter, modify or limit the provisions thereof and shall not be used in construing or interpreting the provisions thereof.

         Section 22.  Severability.

         If any provision in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 23.  Waivers; Modifications.

         No delay an the part of a Party in exercising any rights or remedies hereunder shall operate as a waiver thereof nor shall any specific waiver by a Party of any right or remedy hereunder operate or be construed as a waiver of any other right or remedy hereunder nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder (unless the provisions of this Agreement which establish any such right or remedy provide otherwise). No waiver of any right or remedy hereunder shall be valid or enforceable unless in writing and signed by the Party against whom such waiver is sought to be enforced. No modification of this Agreement shall be effective unless in writing and signed by the Parties.

         Section 24.  Governing Law.

         THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF WASHINGTON, IS INTENDED TO BE PERFORMED WHOLLY IN THE STATE OF WASHINGTON AND THE SUBSTANTIVE LAWS OF THE STATE OF WASHINGTON.

         Section 25.  Survival.

         Notwithstanding the Closing of the transaction contemplated in this Agreement or a termination of this Agreement, the provisions of Sections 6(a), 7, 15, 17, 29 and 32 hereof and all other provisions of this Agreement which are described as surviving the Closing or a termination of this Agreement shall survive the Closing or a termination of this Agreement.

         Section 26.  Relationship of Parties.

         Nothing contained in this Agreement shall be deemed or construed as creating any relationship of principal and agent, of partnership, of joint venture or of any association whatsoever between the Parties. No provision of this Agreement and no act or failure to act of the Parties shall be deemed to create any relationship between the Parties other than the relationship of a vendor and a vendee.

         Section 27.  Number and Gender of Words.

         Whenever any number (singular or plural) is used herein, the same includes and applies to any one or more thereof, and to each thereof, jointly and severally, and words of any gender include each other gender.

        Section 28.     Counterparts.

        This Agreement is executed in multiple counterparts, each of which is an original, but all of which constitute but one and the same document. The signatures of each of the Parties and the Title Company may appear on multiple separate signature pages.

        Section 29.     Termination.

        In the event of any permitted termination of this Agreement by Purchaser, the Title Company shall deliver the Earnest Money to Purchaser, and neither Party shall thereafter have any further rights or obligations under this Agreement except as otherwise specifically provided herein.

        Section 30.     Representations and Covenants of Seller.

        (a) As of the Effective Date, Seller represents to Purchaser as follows:

                (i) Seller is legally authorized and permitted to enter into this Agreement and to carry out and perform all covenants to be performed by it hereunder, and Seller's right to execute this Agreement is not limited by any other agreements. The person signing this Agreement has been authorized by Seller to do so.

                (ii) Except for the Excluded Property, to the best of Seller's knowledge, information and belief, the transaction contemplated in this Agreement constitutes the sale of all assets owned by Seller which are used by Seller in connection with the operation of the Property.

                (iii) To the best of Seller's knowledge, information and belief, there are no pending or threatened condemnation or other similar proceedings affecting the Property or any portion thereof, or any action or litigation affecting the Property or any portion thereof.

                (iv) To the best of Seller's knowledge, information and belief, the Property, as presently operated, is adequately served with all necessary utilities including sewer, water, gas, electricity, telephone and cable.

                (v) To the best of Seller's knowledge, information and belief, there are not now and will not be on the Closing Date, any tenants, property managers, employees or other parties in occupancy of any space within the Property on the Closing Date other than a transitory or temporary basis.

                (vi) To the best of Seller's knowledge, information and belief, Seller has not received a written notice from a governmental authority of a violation of any law or code.

                (vii) to the best of Seller's knowledge, information and belief, Seller has not received a written notice from any governmental authority that the Property contains any toxic or hazardous substances.

Purchaser may terminate this Agreement on the Closing Date and receive the Earnest Money, as its Sole remedy, in the event any representation of Seller is not true and correct on the Closing Date, in which event of termination, neither Party shall have any rights or obligations under this Agreement except as otherwise specifically provided in this Agreement. The representations contained herein shall survive closing for a period of 120 days.

         (b) From the Effective Date until the earlier of (x) the Closing Date, or (y) the date on which either Party terminates this Agreement, Seller covenants and agrees that Seller will:

                 (i) operate the Hotel in the usual and customary manner in which the Hotel has been operated prior to the Effective Date;

                 (ii) take reasonable good faith efforts to preserve and maintain the goodwill of the Property, including relationships with suppliers and customers;

                 (iii) maintain commercially reasonable insurance on the Property; and

                 (iv) notify Purchaser of any substantial change in the truth or accuracy of the representations set forth in (a) above.

         (c) At or prior to the Closing, Seller will terminate any existing management agreement.

         (d) If Seller fails to comply with any of Seller's covenants or agreements set forth in Section 30(b) or (c) hereof, Purchaser shall notify Seller of such failure, setting forth in reasonable detail the covenant or agreement of Seller with which Seller has failed to comply, and if Seller's failure to comply with such covenant or agreement continues for seven days after such notice from Purchaser to Seller, then such failure shall constitute a default by Seller under this Agreement.

         Section 31.  Cooperation.

         Prior to the Closing, provided this Agreement has not been terminated, Seller and Purchaser shall cooperate to effect a smooth transition from management of the Hotel by the Seller or Seller's manager to management of the Hotel by Purchaser or Purchaser's manager. To this end, Seller and Purchaser shall use commercially reasonably efforts to prevent confusion, inconvenience and the disruption of services to Hotel guests, both before and after the Closing.

         Section 32.  Broker.

         If, as and when this Agreement is closed, but not otherwise, Seller shall pay, at Closing, out of the closing proceeds to Gregory Rice of Solid Rock Advisors, Inc. a commission pursuant to a separate written agreement. No commission shall be due or owing if this Contract is terminated or rescinded or does not close for any reason. Each party represents and warrants to the other that, except as provided in the immediately preceding sentence, no broker or finders have been engaged by it, respectively, in connection with any of the transactions contemplated by this Contract or, to its knowledge, is in any way connected with any such transactions. In the event of any such claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Contract, then each party shall indemnify, save and hold harmless and defend the other party from and against such claim if it shall be based upon any statement or representation or agreement made by or allegedly made by the indemnifying party. This indemnity shall survive the Closing or termination of this Contract

         Section 33.  Confidentiality

         All information disclosed to Purchaser by the Seller relating to the Property shall be deemed confidential and proprietary information
("CONFIDENTIAL INFORMATION"). All Confidential Information which is furnished to or acquired by Purchaser from the Seller shall be held in confidence. Unless specifically authorized in writing by the Seller, Confidential Information shall not be copied, duplicated or disclosed,

         Purchaser agrees for itself and its directors, officers, employees, shareholders, subsidiaries, affiliates and agents, that each and all of them shall be bound by this Section 33 and shall hold Confidential Information in confidence and shall not participate in nor permit the unauthorized copying, duplication, or disclosure of Confidential Information; provided, however, that Confidential Information may be disclosed without the prior written consent of the Seller (i) to Purchaser's directors, officers, partners, consultants and advisors, attorneys and accountants for the sole purpose of allowing them to evaluate Purchaser's Property, so long as the confidential nature of Confidential Information is disclosed to and maintained by such person and such person is subject to a duty of loyalty and confidentiality, or (ii) pursuant to court order, subpoena, valid legal process, or otherwise as required by law. Purchaser hereby acknowledges that the Seller, its principals and/or its business may be irreparably damaged in the event that Purchaser violates any of the terms of this provision. Accordingly, the Seller or its principals may enforce this provision through any equitable or legal remedies, which remedies shall be cumulative with and not exclusive of any other remedy available at law or otherwise; including, without limitation, damages and injunctive relief as determined by a court of competent jurisdiction.

         This covenant shall survive the termination (but not Closing) of this Agreement

         Section 34.  Franchise Agreement.

         Notwithstanding anything herein to the contrary, Purchaser is aware of the Core Modification Program required by franchisor, and Purchaser shall assume and agrees to perform all obligations under the franchise or license agreement in effect with respect to the Property and shall indemnify Seller for such agreement at Closing. Purchaser's obligations herein are not conditional upon the approval of the franchisor, and any costs associated with the franchise agreement shall be paid by Purchaser.

         Section 35. Exclusivity,

         Provided Purchaser is not in default hereunder, Seller agrees that during the term of this Agreement, it will not actively offer the Property, actively entertain offers for the Property, actively negotiate for the sale or lease of the Property to any other party.

         Section 36.  Board Approvals

         The obligations of Purchaser under this Agreement is conditioned upon the approval of the Board of Directors of Sunstone Hotel Investors, Inc., the general partner of Purchaser. If such approval is not obtained by the end of the Inspection Period, this Agreement shall terminate, the Earnest Money shall be delivered to Purchaser, and neither Party shall have any further right or obligations under this Contract except as otherwise specifically provided in this Agreement Purchaser shall deliver to the Seller a copy of such Board of Directors approval.

         Section 37.  Employees

         All Hotel employees will be terminated by Seller as of the Closing Date. Purchaser, at the Closing, may employ the existing employees at its discretion. Seller shall be responsible for compliance with the advance notice provisions of the WARN Act. This Section 37 shall survive the Closing.

         EXECUTED in multiple original counterparts on the date written below the respective signatures of the Parties.

SELLER

Renton Joint Venture,
a Washington joint venture


BY:                  [SIG]
         ------------------------------
Print:
         ------------------------------
Its:
         ------------------------------

Date: May 28, 1996


PURCHASER:

SUNSTONE HOTEL INVESTORS, L.P.,
a Delaware limited partnership

By:  Sunstone Hotel Investors, Inc.,
a Maryland corporation, the sole
general partner


By:      /s/ ROBERT A. ALTER
         -------------------------------
Name:    Robert A. Alter
         -------------------------------
Title:   President
         -------------------------------

Date:    May 24 1996

         The Title Company hereby acknowledges receipt of three counterparts of this Agreement, each of which counterparts has been executed by the Parties, and $150,000, representing the Earnest Money required by Section 4(b) hereof. The Title Company hereby agrees to hold and disburse the Earnest Money and all other funds received by the Title Company in accordance with the provisions of this Agreement. The Title Company further agrees to immediately deliver to Seller and Purchaser original counterparts of this Agreement executed by the parties and the Title Company.

                                   FIDELITY NATIONAL TITLE INSURANCE
                                   COMPANY


                                   By:
                                       -------------------------------------
                                   Name:
                                         -----------------------------------
                                   Title:
                                          ----------------------------------

                                   Date:    May__, 1996


EXHIBITS:

Exhibit "A": -   Legal Description
Exhibit "B":     Statutory Warranty Deed
Exhibit "C":     Bill of Sale
Exhibit "D":     Assignment and Assumption of Contracts
Exhibit "E":     Items for Review

                                  EXHIBIT "A'

                        [Legal Description of Property]

Fidelity National Title Company of Washington
ALTA Commitment.  Page 2
Order No. 0170249


"SCHEDULE A"


4. The land referred to in this Commitment is situated in the County of King, State of Washington, and is described as follows:

         PARCEL A:

         That portion of Blocks 13 and 14, C.D. HILLMANS EARLINGTON GARDEN ADDITION DIVISION NO. 1, according to the Plat thereof recorded in Volume 17 of Plats Page 74, records of King County, Washington; TOGETHER WITH portions of vacated 9th Avenue South, vacated 9th Place South, and the vacated alley between 9th Avenue South and 9th Place South, all vacated under Ordinance 2051 of the City of Renton and that portion of the Northeast quarter of Section 19, Township 23 North, Range 5 East W.M., in King County, Washington, more particularly described as follows:

         Commencing at the Northeast corner of the Southwest quarter of said Northeast quarter;
         THENCE South 01 degrees 04'08" West along the East line of said Southwest quarter, a distance of 250.02 feet;
         THENCE North 89 degrees 44'02" West, a distance of 18.28 feet;
         THENCE South 61 degrees 42'59" West, a distance of 258.92 feet; THENCE South 00 degrees 02'16" East, a distance of 248.94 feet to the Northerly margin of Primary State Highway No. 1, Jct. SSH No.
         2-M to Jct. PSH No. 2 in Renton (also known as State Road 405) as approved October 31, 1961 - the latest revision being November 7, 1986;
         THENCE Westerly, Northwesterly and Northerly along said margin the following courses:

         North 89 degrees 49'09" West, a distance of 44.72 feet;
         THENCE South 83 degrees 23'09" West, a distance of 82.06 feet;
         THENCE North 89 degrees 54'45" West, a distance of 241.66 feet to a point on a curve having a radius of 390.8 feet and having a radial bearing of South 17 degrees 05'13" West;
         THENCE Northwesterly along said curve through a central angle of 32 degrees 52'06", an arc distance of 224.19 feet;
         THENCE North 40 degrees 02'41" West a distance of 150.00 feet;
         THENCE along a tangent curve to the left with a radius of 288.8 feet through a central angle of 16 degrees 15'36", an arc distance of 81.96 feet to the true point of beginning;
         THENCE continuing along said Northerly margin, Westerly along previously described curve through a central angle of 23 degrees 42'24", an arc distance of 119.49 feet;
         THENCE North 80 degrees 00'41" West, a distance of 100.00 feet;
         THENCE along a tangent curve of the right having a radius of 109.20 feet through a central angle of 81 degrees 34'00", an arc distance of
         155.46 feet;
         THENCE North 88 degrees 26'41" West, a distance of 6.00 feet;
         THENCE North 01 degrees 33'19" East, a distance of 313.96 feet;
         THENCE North 41 degrees 34'50" East, a distance of 90.78 feet to the Southerly margin of South Grady Way (also known as Secondary State Highway No. 1-L) being 100 feet in width as presently established;

Fidelity National Title Company of Washington
ALTA Commitment, Page 3
Order No. 0170249


         SCHEDULE A (continued):


         PARCEL A (continued):

         THENCE leaving Primary State Highway No. 1, Jct. No. 2-M to Jct. PSH No. 2 in Renton and along the South margin of said South Grady Way N. 77 degrees 28'26" East, a distance of 415.16 feet;
         THENCE leaving said Southerly margin and along the West line of land described in lease to Standard Oil Company of California dated January 21, 1964, South 00 degrees 31'47" East, a distance of 150.00 feet to the Southwest corner of said land;
         THENCE leaving said West line, South 89 degrees 28'13" West, a distance of 12.81 feet;
         THENCE South 00 degrees 51'26" West a distance of 286.24 feet;
         THENCE North 70 degrees 00'00" West, a distance of 98.00 feet;
         THENCE South 14 degrees 17'27" West a distance of 248.85 feet to the true point of beginning;

         (ALSO KNOWN AS Parcel A, City of Renton Lot Line Adjustment No. LLA-001-88 recorded under Recording Nos. 8911139006 and 9004099029).

         Situate in the County of King, State of Washington.


         PARCEL B:

         An easement for ingress, egress and reciprocal parking as recorded under Recording No. 8708210528, records of King County, Washington.

         Situate in the County of King, State of Washington.

                                  EXHIBIT "B"

                                   EXHIBIT B

                                         This Space Reserved For Recorder's Use
AFTER RECORDING MAIL TO:


- -------------------------

- -------------------------

- -------------------------


- -------------------------------------------------------------------------------

                            STATUTORY WARRANTY DEED

        THE GRANTOR RENTON JOINT VENTURE, a Washington joint venture, for and in consideration of Ten Dollars ($10.00) in hand paid, conveys and warrants to SUNSTONE HOTEL INVESTORS, L.P., a ________________ limited partnership, the real estate, situated in the County of King, State of Washington legally described on Exhibit A attached hereto and made a part hereof.

SUBJECT TO any exceptions, restrictions, covenants and encumbrances shown on Exhibit B attached hereto and incorporated herein by this reference.


                                        RENTON JOINT VENTURE


                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Its:
                                            ---------------------------------

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

        I certify that I know or have satisfactory evidence that ________________, a venture of RENTON JOINT VENTURE, a Washington joint venture, is the person who appeared before me, and said person acknowledged that he signed this instrument on behalf of the joint venture, acknowledged it to be the free and voluntary act of the joint venture for the uses and purposes mentioned in this instrument, and on oath stated that he was authorized to execute this instrument.

DATED: _________________________________     _________________________________

                                             _________________________________
                                                     (PRINTED NAME)

                                             NOTARY PUBLIC for the State of
                                             Washington, residing at _________
                                             My appointment expires:
                                             _________________________________







RENTON JV SUNSTONE HOTEL
STATUTORY WARRANTY DEED                2
??????????????????????/                                      Date: May 15, 1996

                                   EXHIBIT A

                           TO STATUTORY WARRANTY DEED

                                   EXHIBIT B

                           TO STATUTORY WARRANTY DEED

Matters of Title approved by Purchaser.

                                  EXHIBIT "C"

                                  EXHIBIT "C"

                                  BILL OF SALE

         The undersigned seller, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is acknowledged, hereby grants and conveys to SUNSTONE HOTEL INVESTORS, L.P., a ________________ limited partnership, all right, title, and interest that seller has or may have in or to the following described personal property:


DATED as of ________________, 1996.

                                  RENTON JOINT VENTURE

                                  By:      ______________________________
                                  Name:    ______________________________
                                  Its:     ______________________________

                                  EXHIBIT "D"

              [To be added prior to expiration of Inspection period]

                                  EXHIBIT "E"

         ITEMS TO BE PROVIDED OR MADE AVAILABLE BY SELLER PER SECTION 5

1. Annual Statements of Operations respecting the Property for fiscal year 1994 and 1995 and current year's budgets and preliminary statements of operations for all of 1996 to date. If the financial statements of Seller for the Property have been audited from 1993 to the present time, Seller will provide the complete audited financials for such year. Seller will authorize its accountants to make available to the accountants of Purchaser such financial information as Purchaser's accountants require for investigation of the financial history of the operations of the property since 1994,

2. A list and copies of all franchise agreements, permits, management agreements, employment contracts, service contracts, leases, and other contracts, permits, licenses and agreements relating to the Property, including all amendments and modifications thereto, which may survive the closing date, including copies of the existing Franchiser's franchise and most recent QAR or PIP.

3. A current ALTA extended from preliminary title insurance commitment (the "Title Commitment") in form acceptable to Purchaser and Bank One, Arizona, NA issued by the Title Company, together with copies of all instruments constituting exceptions to title listed therein and copies of recorded deeds to current owners of all adjoining lands. Such Title Commitment shall commit to delete standard printed exceptions upon review of the Survey, and include endorsements required by Purchaser, including for contiguity with adjoining public, roads, affirmatively insuring roadway access to public streets and any appurtenant easements to the Land, and absence of zoning violations.

4. A new ALTA/ASCM Land Title Survey (the "Survey") of the Hotel and the Land, to be ordered and paid for by Purchaser, to be conveyed, together with any easements benefiting the Hotel, prepared by a registered surveyor acceptable to Purchaser and directed to Seller, Purchaser, Bank One, Arizona, NA and the Title Company, showing the physical location of the Hotel and all property improvements, all utility lines, parking areas, easements of record or in existence, and encroachments, and certifying such matters as are required for ALTA/ASCM minimum and optional standards for urban surveys,

5. A physical inspection report of the Property, to be ordered and paid for by Purchaser by a property evaluation firm acceptable to Purchaser, and such other inspections that Purchaser deems appropriate.

6. A new ASTM Phase I Environmental Site Assessment on the Property, to be paid for by Purchaser, prepared by a firm acceptable to Purchaser and directed to Purchaser and Bank One, Arizona, N.A., and if such Phase I Environmental Site Assessment evidences any adverse environmental matter in the Land, then a further Phase II Environmental Site Assessment including appropriate physical sampling at and adjacent to the Land, paid for by Purchaser.





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
Seller shall provide to Purchaser as soon as possible after the Contract is executed copies of any Environmental Reports on the Property in the possession of Seller and its agents.

7.       A list of all current Hotel employees and therein wages and benefits.

8. All architectural and construction plans, as-built documents, and existing title insurance policies of the Property in the Seller's possession.

9. Copies of the most recent two property tax bills on the Property and any recent assessment, and utility billings to the Property for the last 12 months.

10. A UCC secured transactions search from the Secretary of State's office in the name of Seller. any predecessor of Seller within the past 5 years and such other names as Purchaser directs.

11. A list of reservations of guests (advance deposits) for periods of time up to closing.

12. A descriptive summary of all pending or threatened litigation which does or may affect the Property, to the "best of knowledge" of responsible individuals.

13. After the end of the Inspection Period and the deposit becomes non-refundable, written pay-off statements from all lienors and mortgagees, with per-diems. By May 29, 1996, Seller will provide of list of all lienors and mortgagees, with the amount outstanding for each, to Purchasers.

14. Such other items of examination and approval as are agreeable to by the Seller and Purchaser.





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